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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                          WFS RECEIVABLES CORPORATION 4

                           FIRST: The name of this Corporation is

                                 WFS Receivables Corporation 4

                           SECOND: (a) Subject to paragraph (b) below, the
                  purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes.

                           (b) Notwithstanding paragraph (a) above, the purposes
                  of this Corporation are limited to the following (and activities incidental to and necessary to accomplish the same): to act as originator of one or more series of grantor or owner trusts ("Trusts") owning retail installment sales contracts and installment loans secured by new and pre-owned automobiles and light-duty trucks ("Contracts") or security interests in Contracts and to buy, sell or pledge Contracts in connection therewith.

                           THIRD: The name and address in this State of this
                  Corporation's resident agent for service of process is:

                                            John L. Coluccio
                                            WFS Receivables Corporation 4
                                            444 East Warm Springs Road, #116
                                            Las Vegas, Nevada 89119

                           FOURTH: The Corporation is authorized to issue only
                  one class of shares of stock, which shall be common stock without par value; and the total number of shares that this Corporation is authorized to issue shall be Ten Thousand (10,000).

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                           FIFTH: Notwithstanding any other provision of these
                  Articles of Incorporation and any provision of law, the Corporation shall not do any of the following:

                           (a) Without the unanimous affirmative vote of the members of the Board of Directors of the Corporation (which must include the vote of all duly appointed Independent Directors (as hereafter defined) and the approval of its shareholders, (i) dissolve or liquidate pursuant to Nevada Revised Statutes Section 78.580, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent,
                  (ii) consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or any substantial part of its property, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability to pay its debts as they become due, or (vii) take any corporate action in furtherance of the actions set forth in clauses (i) through (vi) of this paragraph, provided, however, that no director may be required by any shareholder of the Corporation to consent to the institution of bankruptcy or insolvency proceedings against the Corporation so long as it is solvent; or

                           (b) Without the unanimous affirmative vote of the members of the Board of Directors of the Corporation and the approval of its shareholders, merge or consolidate with any other corporation, company or entity; or

                           (c) So long as any outstanding debt of the Corporation or the outstanding securities issued by any trust of which the Corporation is the originator, in whole or in part, are rated by any nationally recognized statistical rating organization, the Corporation shall not issue notes or otherwise incur debt unless (i) the Corporation has made a written request to the related nationally recognized statistical rating organization to issue notes or incur borrowings which notes or borrowings are rated by the related nationally recognized statistical rating organization the same as or higher than the rating afforded such rated debt or securities, or (ii) such notes or borrowings (A) are fully subordinated (and shall provide for payment only after payment in respect of all outstanding rated debt or securities) and are nonrecourse against any assets of the Corporation other than the assets pledged to secure such notes or borrowings,
                  (B)

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                  do not constitute a claim against the Corporation in the event such assets are insufficient to pay such notes or borrowings, and (C) where such notes or borrowings are secured by the rated debt or securities, are fully subordinated (and provide for payment only after payment in respect of all outstanding rated debt and securities) to such rated debt and securities; or

                                  (d)      Engage in any business except as
                  permitted under Article SECOND of these Articles of Incorporation.

                           SIXTH: (a) The Corporation shall have at all times,
                  except as noted hereafter, five directors at least two of which are Independent Directors, as defined herein. An "Independent Director is a director who is not (i) a director, officer or employee of any affiliate of the Corporation; (ii) a person related to any officer or director of any affiliate of the Corporation; (iii) a holder (directly or indirectly of more than 10% of any voting securities of any affiliate of the Corporation; or (iv) a person related to a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the Corporation provided, however, that a person who is an Independent Director, Independent Officer, Independent Manager or Independent Partner of an affiliate may serve as an Independent Director of this Corporation. In the event of the death, incapacity, resignation or removal of all Independent Directors, the Board of Directors of the Corporation shall promptly appoint an Independent Director for each Independent Director whose death, incapacity, resignation or removal caused the related vacancy on the Board of Directors; provided, however, that the Board of Directors shall not vote on any matter unless and until at least two Independent Directors have been duly appointed to serve on the Board of Directors. Subject to the foregoing requirements regarding Independent Directors, except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the remaining directors, whether or not less than a quorum, or by a sole remaining director. The shareholders, by the vote of a majority of the outstanding shares entitled to vote, may elect a director at any time to fill any vacancy not filled by the remaining directors

                           (b) The initial Board of Directors shall consist of
                  five (5) members. The initial directors of the Corporation are:

                                    Keith Palmer
                                    23 Pasteur
                                    Irvine, California 92618

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                                    Mark Olson
                                    23 Pasteur
                                    Irvine, California 92618

                                    John L. Coluccio
                                    444 East Warm Springs Road, #116
                                    Las Vegas, Nevada 89119

                                    Sanford Scott
                                    444 East Warm Springs Road, #116
                                    Las Vegas, Nevada 89119

                                    Andrew Zimmerman
                                    444 East Warm Springs Road, #116
                                    Las Vegas, Nevada 89119

                           SEVENTH The Corporation shall at all times except as
                  noted hereafter, have at least one executive officer (an "Independent Officer") who is not (i) a director, officer or employee of any affiliate of the Corporation; (ii) a person related to any officer or director of any affiliate of the Corporation; (iii) a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the Corporation; or (iv) a person related to a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the Corporation provided, however, that a person who is an Independent Director, Independent Officer, Independent Manager or Independent Partner of an affiliate may serve as an Independent Officer of this Corporation. In the event of the death, incapacity, resignation or removal of the Independent Officer, the Board of Directors of the Corporation shall promptly appoint an Independent Officer for the Independent Officer whose death, incapacity, resignation or removal caused the related vacancy.

                           EIGHTH: The Corporation shall insure at all times
                  that (a) it maintains separate corporate records and books of account from those of Western Financial Bank (the "Bank") and its affiliates, and (b) none of the Corporation's assets will be commingled with those of the Bank or any of its affiliates.

                           NINTH: The Corporation reserves the right to amend,
                  alter, change or repeal any provision contained in these Articles in any manner now or hereafter provided herein or by statute; and, all rights, preferences and privileges conferred by these Articles upon shareholders, directors or any other person are granted subject to such

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                  right; provided, however, that the Corporation shall not
                  amend, alter, change or repeal any provision of Articles SECOND and FIFTH through NINTH (the "Restricted Articles") without the unanimous vote of the full Board of Directors and the approval of its shareholders and provided, further, that the Corporation shall not amend or change any Article so as to be inconsistent with the Restricted Articles without the unanimous vote of the full Board of Directors and the approval of its shareholders.

                           TENTH: The liability of the Directors of the
                  Corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

                           ELEVENTH: This Corporation is authorized to provide
                  indemnification of directors, officers, employees and agents through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Sections
                  78.7502 and 78.751 of the Nevada Revised Statutes, subject only to the applicable limits set forth therein.

                                            ________________________________
                                            Michelle Ellis
                                            Capitol Corporate Services, Inc.
                                            202 South Minnesota Street
                                            Carson City, NV 89703

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